Exhibit 32.1

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any other person for any other purpose.

In connection with the Quarterly Report on Form 10-Q of SciQuest, Inc. (the “Company”) for the period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Stephen J. Wiehe, President, Chief Executive Officer and Director of the Company, certifies that:

—	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
—	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2014

/s/ Stephen J. Wiehe
Stephen J. Wiehe
President, Chief Executive Officer and Director (Principal Executive Officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.